First Interstate BancSystem, Inc. Reports Preliminary Results for
Fourth Quarter 2011

For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. reports fourth quarter 2011 net income available to common shareholders of $12.4 million, or $0.29 per diluted share, as compared to $11.1 million, or $0.26 per diluted share, for third quarter 2011 and $10.0 million, or $0.23 per diluted share, for fourth quarter 2010. These reported results are preliminary pending the completion of the external audit of the Company's financial statements and the final results of assessing our goodwill for possible impairment. As a result of the significant and prolonged decrease in market prices for bank shares during the last half of the year, including the Company's common shares, the Company is currently in the process of evaluating goodwill for possible impairment. If it is determined that goodwill is impaired, a reduction in the value of the goodwill carried on the Company's balance sheet as of December 31, 2011 would be recorded. It is likely that any such reduction in the value of goodwill would cause the financial results for the fourth quarter of 2011 to differ materially from the preliminary results being reported today. Goodwill impairment, if any, will not adversely impact the Company's regulatory capital ratios, liquidity, cash balances or tangible equity. The Company expects to complete the evaluation of its goodwill prior to release of its Annual Report on Form 10-K for the year ended December 31, 2011, which is currently scheduled to occur near the end of February.

RESULTS SUMMARY
(Unaudited; $ in thousands, except per share data)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2011	September 30, 2011	December 31, 2010
Net income	$13,265	$11,921	$10,838	11.3%	22.4%
Net income available to common shareholders	12,402	11,059	9,975	12.1%	24.3%
Diluted earnings per common share	0.29	0.26	0.23	11.5%	26.1%
Dividends paid per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.77	16.70	16.05	0.4%	4.5%
Tangible book value per common share*	12.33	12.25	11.55	0.7%	6.8%
Net tangible book value per common share*	13.74	13.66	12.96	0.6%	6.0%
Return on average common equity, annualized	6.84%	6.17%	5.68%
Return on average assets, annualized	0.72%	0.65%	0.58%
Weighted average common shares outstanding	42,783,770	42,774,259	42,641,145
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	64,002	67,404	178,650

	Twelve Months Ended		Year Over Year % Change
	December 31, 2011	December 31, 2010
Net income	$44,546	$37,356	19.2%
Net income available to common shareholders	41,124	33,934	21.2%
Diluted earnings per common share	0.96	0.85	12.9%
Dividends paid per common share	0.45	0.45	0.0%
Return on average common equity	5.86%	5.22%
Return on average assets	0.61%	0.52%
Weighted average common shares outstanding	42,749,526	39,907,640
Weighted average common shares issuable upon exercise of stock options & non-vested stock awards	97,670	219,725

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.
On December 13, 2011, the Company declared a quarterly dividend to common shareholders of $0.12 per share. This dividend was paid on January 17, 2012 to shareholders of record as of January 3, 2012.

“The improvement in our fourth quarter results over third quarter was driven largely by higher residential mortgage loan origination activity," said Lyle R. Knight, President and Chief Executive Officer of First Interstate BancSystem, Inc. "Economic conditions in our markets remain stable, but not strong enough to result in any meaningful improvement in commercial loan demand. We are encouraged by the 10% decline in our criticized loans during the fourth quarter, which indicates that our asset quality is improving and our credit costs should continue to be manageable.”
REVENUE SUMMARY
(Unaudited; $ in thousands)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2011	September 30, 2011	December 31, 2010
Interest income	$72,006	$73,483	$76,215	-2.0%	-5.5%
Interest expense	8,971	9,991	13,365	-10.2%	-32.9%
Net interest income	63,035	63,492	62,850	-0.7%	0.3%
Non-interest income:
Other service charges, commissions and fees	8,062	8,479	7,421	-4.9%	8.6%
Income from the origination and sale of loans	8,087	5,512	8,027	46.7%	0.7%
Service charges on deposit accounts	4,543	4,609	4,327	-1.4%	5.0%
Wealth management revenues	3,177	3,202	3,083	-0.8%	3.0%
Investment securities gains, net	1,488	38	62	3,815.8%	2,300.0%
Other income	1,640	1,285	2,591	27.6%	-36.7%
Total non-interest income	26,997	23,125	25,511	16.7%	5.8%
Total revenues	$90,032	$86,617	$88,361	3.9%	1.9%

Tax equivalent interest margin ratio	3.79%	3.84%	3.72%

	Twelve Months Ended		Year Over Year % Change
	December 31, 2011	December 31, 2010
Interest income	$292,883	$314,546	-6.9%
Interest expense	42,031	63,107	-33.4%
Net interest income	250,852	251,439	-0.2%
Non-interest income:
Other service charges, commissions and fees	31,689	29,494	7.4%
Income from the origination and sale of loans	21,153	22,868	-7.5%
Service charges on deposit accounts	17,647	18,181	-2.9%
Wealth management revenues	13,157	12,387	6.2%
Investment securities gains, net	1,544	170	808.2%
Other income	6,682	7,811	-14.5%
Total non-interest income	91,872	90,911	1.1%
Total revenues	$342,724	$342,350	0.1%

Tax equivalent interest margin ratio	3.80%	3.89%

Net Interest Income
Net interest margin decreased 5 basis points during fourth quarter to 3.79%, as compared to 3.84% during third quarter 2011, primarily due to a decline in loan balances and decreased investment yields which were partially offset by further reductions in funding costs, along with a continued shift from higher-costing time deposits to lower-costing demand deposits.
Compression in the net interest margin ratio during the twelve months ended December 31, 2011, compared to the same period in 2010, was attributable to lower yields earned on the Company's investment and loan portfolios and lower outstanding loan balances, the effects of which were substantially offset by a 37 basis point reduction in the cost of interest bearing liabilities.
Non-interest Income
Other service charges, commissions and fees decreased during fourth quarter 2011, as compared to third quarter 2011, primarily due to decreases in ATM service charges and debit card interchange income, which typically decline during the fourth quarter of the year. Other service charges, commissions and fees increased during the three and twelve months ended December 31, 2011, as compared to the same periods in 2010, primarily due to increases in debit and credit card interchange income and ATM service charges resulting from higher transaction volumes. These increases were partially offset by reductions in mortgage loan servicing fees.
Although regulations became effective on October 1, 2011 that reduced the maximum allowable debit card interchange fee per transaction for large issuers with over $10 billion in assets, the Company qualifies for the small-issuer exemption. Under this exemption the Company did not experience any immediate, significant impact to interchange revenues.
Income from the origination and sale of residential mortgage loans increased during fourth quarter 2011, as compared to third quarter 2011 and fourth quarter 2010, primarily due to increased refinancing activity brought on by a reduction in home mortgage rates. Refinancing activity accounted for approximately 68% of the Company's residential real estate loan originations during fourth quarter 2011, as compared to 53% during third quarter 2011 and 72% during fourth quarter 2010. During the twelve months ended December 31, 2011, refinancing activity accounted for approximately 56% of the Company's residential real estate loan originations, as compared to 60% during the same period in 2010.
Investment securities gains increased during the fourth quarter 2011, as compared to third quarter 2011 and fourth quarter 2010, primarily due to the recognition of unamortized discounts on investment securities called by the issuing agencies during fourth quarter 2011.
Fluctuations in other income during fourth quarter 2011, as compared to third quarter 2011 and fourth quarter 2010, were primarily due to fluctuations in the market values of securities held under deferred compensation plans. Market value adjustments for securities held under deferred compensation plans resulted in other income of $12 thousand during fourth quarter 2011, as compared to expense of $572 thousand during third quarter 2011 and income of $548 thousand during fourth quarter 2010. During the twelve months ended December 31, 2011, market value adjustments for securities held under deferred compensation plans resulted in other income of $161 thousand, as compared to expense of $545 thousand during the same period in 2010.

NON-INTEREST EXPENSE
(Unaudited; $ in thousands)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2011	September 30, 2011	December 31, 2010
Non-interest expense:
Salaries, wages and employee benefits	$28,873	$26,888	$29,216	7.4%	-1.2%
Occupancy, net	3,815	4,180	4,207	-8.7%	-9.3%
Furniture and equipment	3,195	3,018	3,326	5.9%	-3.9%
Outsourced technology services	2,245	2,235	2,377	0.4%	-5.6%
Other real estate owned ("OREO") expense, net of income	2,021	2,878	1,541	-29.8%	31.1%
FDIC insurance premiums	1,607	1,631	2,584	-1.5%	-37.8%
Mortgage servicing rights amortization	940	807	1,146	16.5%	-18.0%
Mortgage servicing rights impairment (recovery)	427	1,168	(2,999)	-63.4%	114.2%
Core deposit intangibles amortization	361	362	432	-0.3%	-16.4%
Other expenses	12,737	11,874	12,993	7.3%	-2.0%
Total non-interest expense	$56,221	$55,041	$54,823	2.1%	2.6%

	Twelve Months Ended		Year Over Year % Change
	December 31, 2011	December 31, 2010
Non-interest expense:
Salaries, wages and employee benefits	$111,352	$112,667	-1.2%
Occupancy, net	16,223	16,251	-0.2%
Furniture and equipment	12,562	13,434	-6.5%
Outsourced technology services	8,933	9,477	-5.7%
OREO expense, net of income	8,652	7,670	12.8%
FDIC insurance premiums	7,333	10,044	-27.0%
Mortgage servicing rights amortization	3,225	4,615	-30.1%
Mortgage servicing rights impairment (recovery)	1,275	(787)	262.0%
Core deposit intangibles amortization	1,446	1,748	-17.3%
Other expenses	47,411	45,885	3.3%
Total non-interest expense	$218,412	$221,004	-1.2%
Salaries, wages and employee benefits increased in fourth quarter 2011, as compared to third quarter 2011, primarily due to increases in incentive bonus accruals and fluctuations in the market values of securities held under deferred compensation plans. During the three and twelve months ended December 31, 2011, as compared to the same periods in 2010, salaries, wages and employee benefits decreased primarily due to lower group health insurance costs, fluctuations in the market values of securities held under deferred compensation plans and reductions in full-time equivalent employees. These decreases were partially offset by normal inflationary wage increases and increases in incentive bonus accruals.
In February 2011, the FDIC issued a final rule that, among other things, modified the definition of an institution's deposit insurance assessment base and revised assessment rate schedules. These changes, which became effective April 1, 2011, resulted in a reduction in the Company's FDIC insurance premiums.
Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. Fourth quarter 2011 net OREO expense included $562 thousand of net operating expenses, $1.5 million of fair value write-downs and net gains of $33 thousand on the sale of OREO properties. Approximately 75% of write-downs recorded during the current quarter related to properties in our stressed markets, which include the Flathead, Gallatin Valley and Jackson market areas.

Net OREO expense during twelve months ended December 31, 2011 included $1.8 million of net operating expenses, $7.5 million of fair value write-downs and net gains of $567 thousand on the sale of OREO properties, as compared to $1.7 million of net operating expenses, $6.7 million of fair value write-downs and net gains of $708 thousand on the sale of OREO properties during the same period in 2010. Approximately 72% of write-downs recorded during 2011 related to properties in the Flathead, Gallatin Valley and Jackson market areas.
Fluctuations in the fair value of mortgage servicing rights were due to changes in assumptions regarding estimated prepayments of the underlying residential mortgage loans, which typically correspond with changes in market interest rates.

ASSET QUALITY
(Unaudited; $ in thousands)

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Allowance for loan losses - beginning of period	$120,303	$124,579	$120,236
Charge-offs	(22,435)	(20,405)	(18,045)
Recoveries	962	2,129	789
Provision	13,751	14,000	17,500
Allowance for loan losses - end of period	$112,581	$120,303	$120,480

	December 31, 2011	September 30, 2011	December 31, 2010
Period end loans	$4,186,549	$4,275,717	$4,367,909
Average loans	4,236,228	4,291,632	4,402,141
Non-performing loans:
Non-accrual loans	199,983	223,961	195,342
Accruing loans past due 90 days or more	4,111	3,001	1,852
Troubled debt restructurings	37,376	35,616	13,490
Total non-performing loans	241,470	262,578	210,684
Other real estate owned	37,452	25,080	33,632
Total non-performing assets	$278,922	$287,658	$244,316
Net charge-offs to average loans, annualized	2.01%	1.69%	1.56%
Provision for loan losses to average loans, annualized	1.29%	1.29%	1.58%
Allowance for loan losses to period end loans	2.69%	2.81%	2.76%
Allowance for loan losses to total non-performing loans	46.62%	45.82%	57.19%
Non-performing loans to period end loans	5.77%	6.14%	4.82%
Non-performing assets to period end loans and other real estate owned	6.60%	6.69%	5.55%
Non-performing assets to total assets	3.81%	3.94%	3.26%

The Company's loan portfolio continued to be adversely impacted by difficult economic conditions in certain of its market areas. The Flathead, Gallatin Valley and Jackson market areas, which are dependent upon resort and second home communities, accounted for approximately 43% of the Company's non-performing assets versus only 18% of the Company's total loans as of December 31, 2011.
Net charged-off loans increased during fourth quarter 2011, as compared to third quarter 2011 and fourth quarter 2010. Approximately 34% of the net charged-off loans during fourth quarter 2011 were located in the Flathead, Gallatin Valley and Jackson market areas. Additionally, approximately 58% of the loans charged-off during fourth quarter 2011 were related to five borrowers, including three construction, one commercial and one residential real estate borrowers.
As of December 31, 2011, total non-performing loans included $216 million of real estate loans, of which $102 million were construction loans and $87 million were commercial real estate loans. Non-performing construction loans as of December 31, 2011 were comprised of land acquisition and development loans of $63 million, commercial construction loans of $25 million and residential construction loans of $14 million.

Non-accrual loans decreased $24 million during fourth quarter 2011, as compared to third quarter 2011, primarily due to an $8 million construction loan returned to accrual status during fourth quarter 2011 and the partial charge-off and reclassification of three loans aggregating $8 million to OREO. Decreases in non-accrual loans due to charge-off, pay-off or foreclosure were partially offset by the loans of one commercial real estate, one consumer real estate and one commercial construction borrower aggregating $21 million that were placed on non-accrual status during fourth quarter 2011. As of December 31, 2011, approximately 39% of the Company's non-accrual loans were in the Flathead, Gallatin Valley and Jackson market areas, including the significant fourth quarter additions described above.
OREO increased during fourth quarter 2011, as compared to third quarter 2011 and fourth quarter 2010. During fourth quarter 2011, the Company recorded additions to OREO of $17 million, which included the three large non-accrual loans mentioned above and one $7 million residential real estate loan. Additionally, the Company wrote down the fair value of OREO properties by $1 million and sold OREO with a net book value of $4 million at a slight gain. As of December 31, 2011, approximately 67% of total OREO was comprised of properties located in the Flathead, Gallatin Valley and Jackson market areas.

Fluctuations in the provision for loan losses result from management's assessment of the adequacy of the Company's allowance for loan losses. Management expects quarterly provisions for loan losses to decline as credit quality improves.
Following is a summary of the Company's credit quality trends since the start of 2009.
CREDIT QUALITY TRENDS
(Unaudited; $ in thousands)

	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658
Q4 2011	13,751	21,473	112,581	75,603	241,470	278,922
Accruing loans past due 30-89 days increased during fourth quarter 2011, as compared to third quarter 2011, primarily due to one commercial real estate loan that was 49 days past due as of December 31, 2011 and in the process of extension.

Following is a summary of the Company's criticized loans since the start of 2009.
CRITICIZED LOANS
(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862

ASSETS
(Unaudited; $ in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010	Sequential Quarter % Change	Year Over Year % Change
Cash and cash equivalents	$472,447	$504,227	$685,618	-6.3%	-31.1%
Investment securities	2,169,645	2,045,796	1,933,403	6.1%	12.2%
Loans	4,186,549	4,275,717	4,367,909	-2.1%	-4.2%
Less allowance for loan losses	112,581	120,303	120,480	-6.4%	-6.6%
Net loans	4,073,968	4,155,414	4,247,429	-2.0%	-4.1%
Other assets	609,467	601,717	634,520	1.3%	-3.9%
Total assets	$7,325,527	$7,307,154	$7,500,970	0.3%	-2.3%
LOANS
(Unaudited; $ in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010	Sequential Quarter % Change	Year Over Year % Change
Real estate loans:
Commercial	$1,553,155	$1,561,788	$1,565,665	-0.6%	-0.8%
Construction:
Land acquisition & development	278,613	296,407	329,720	-6.0%	-15.5%
Residential	61,106	67,261	99,196	-9.2%	-38.4%
Commercial	61,054	64,098	98,542	-4.7%	-38.0%
Total construction loans	400,773	427,766	527,458	-6.3%	-24.0%
Residential	571,943	586,425	549,604	-2.5%	4.1%
Agricultural	175,302	177,121	182,794	-1.0%	-4.1%
Total real estate loans	2,701,173	2,753,100	2,825,521	-1.9%	-4.4%
Consumer:
Indirect consumer loans	407,651	415,245	423,552	-1.8%	-3.8%
Other consumer loans	147,487	151,611	162,137	-2.7%	-9.0%
Credit card loans	60,933	60,283	60,891	1.1%	0.1%
Total consumer loans	616,071	627,139	646,580	-1.8%	-4.7%
Commercial	693,261	703,010	730,471	-1.4%	-5.1%
Agricultural	119,710	136,728	116,546	-12.4%	2.7%
Other loans, including overdrafts	2,813	3,252	2,383	-13.5%	18.0%
Loans held for investment	4,133,028	4,223,229	4,321,501	-2.1%	-4.4%
Mortgage loans held for sale	53,521	52,488	46,408	2.0%	15.3%
Total loans	$4,186,549	$4,275,717	$4,367,909	-2.1%	-4.2%

Total loans decreased as of December 31, 2011, as compared to September 30, 2011 and December 31, 2010. Management attributes declines in total loans to weak loan demand in the Company's market areas, the result of continuing economic uncertainty, and to movement of lower quality loans out of the loan portfolio through charge-off, pay-off or foreclosure.

LIABILITIES
(Unaudited; $ in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010	Sequential Quarter % Change	Year Over Year % Change
Deposits	$5,826,971	$5,851,319	$5,925,713	-0.4%	-1.7%
Securities sold under repurchase agreements	516,243	475,522	620,154	8.6%	-16.8%
Accounts payable and accrued expenses	42,248	37,266	38,915	13.4%	8.6%
Accrued interest payable	8,123	8,786	13,178	-7.5%	-38.4%
Long-term debt	37,200	37,469	37,502	-0.7%	-0.8%
Other borrowed funds	7	5,122	4,991	-99.9%	-99.9%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%
Total liabilities	$6,554,507	$6,539,199	$6,764,168	0.2%	-3.1%
DEPOSITS
(Unaudited; $ in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,271,709	$1,243,703	$1,063,869	2.3%	19.5%
Interest bearing:
Demand	1,306,509	1,308,122	1,218,078	-0.1%	7.3%
Savings	1,691,413	1,662,602	1,718,521	1.7%	-1.6%
Time, $100 and over	681,047	704,518	908,044	-3.3%	-25.0%
Time, other	876,293	932,374	1,017,201	-6.0%	-13.9%
Total interest bearing	4,555,262	4,607,616	4,861,844	-1.1%	-6.3%
Total deposits	$5,826,971	$5,851,319	$5,925,713	-0.4%	-1.7%

Deposits decreased slightly as of December 31, 2011, as compared to September 30, 2011 and December 31, 2010. During fourth quarter 2011, the Company continued to experience a shift in the mix of deposits away from higher-costing time deposits to lower-costing demand deposits.

STOCKHOLDERS' EQUITY
(Unaudited, $ in thousands, except per share data)

	December 31, 2011	September 30, 2011	December 31, 2010	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders' equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders' equity	701,986	693,873	677,427	1.2%	3.6%
Accumulated other comprehensive income, net	19,034	24,082	9,375	-21.0%	103.0%
Total stockholders' equity	$771,020	$767,955	$736,802	0.4%	4.6%
Book value per common share	$16.77	$16.70	$16.05	0.4%	4.5%
Tangible book value per common share*	$12.33	$12.25	$11.55	0.7%	6.8%
Net tangible book value per common share *	$13.74	$13.66	$12.96	0.6%	6.0%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

CAPITAL RATIOS
(Unaudited)

	December 31, 2011		September 30, 2011	December 31, 2010
Tangible common stockholders' equity to tangible assets*	7.43%		7.40%	6.76%
Net tangible common stockholders' equity to tangible assets*	8.28%		8.25%	7.59%
Tier 1 common capital to total risk weighted assets	11.04%	**	10.78%	10.12%
Leverage ratio	9.84%	**	9.77%	9.27%
Tier 1 risk-based capital	14.55%	**	14.28%	13.53%
Total risk-based capital	16.54%	**	16.26%	15.50%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.
**    Preliminary estimate - may be subject to change.

As of December 31, 2011, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.
Fourth Quarter 2011 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2011 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, January 31, 2012. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on January 31, 2012 through January 31, 2013 by dialing 1-877-344-7529 (using conference ID 10008257). The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 71 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company's level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company's actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:
The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:

•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of the allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow business;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on the Company’s management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	reliance on external vendors;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support the Company’s bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our Class A common stock;

•	volatility of Class A common stock;

•	voting control of Class B stockholders;

•	decline in market price of Class A common stock;

•	dilution as a result of future equity issuances;

•	uninsured nature of any investment in Class A common stock;

•	anti-takeover provisions;

•	controlled company status; and

•	subordination of common stock to Company debt.

A more detailed discussion of each of the foregoing risks is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed February 28, 2011. These factors and the other risk factors described in the Company's periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company's forward-looking statements. Other unknown or unpredictable factors also could harm the Company's results. Investors and others are encouraged to read the more detailed discussion of the Company's risks contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.
All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS
(Unaudited, $ in thousands)

	December 31, 2011	September 30, 2011	December 31, 2010
Assets
Cash and due from banks	$142,502	$135,229	$107,035
Federal funds sold	309	2,119	2,114
Interest bearing deposits in banks	329,636	366,879	576,469
Total cash and cash equivalents	472,447	504,227	685,618
Investment securities:
Available-for-sale	2,016,864	1,896,385	1,786,335
Held-to-maturity (estimated fair values of $161,877, $157,639 and $146,508 at December 31, 2011, September 30, 2011 and December 31, 2010, respectively)	152,781	149,411	147,068
Total investment securities	2,169,645	2,045,796	1,933,403
Loans held for investment	4,133,028	4,223,229	4,321,501
Mortgage loans held for sale	53,521	52,488	46,408
Total loans	4,186,549	4,275,717	4,367,909
Less allowance for loan losses	112,581	120,303	120,480
Net loans	4,073,968	4,155,414	4,247,429
Premises and equipment, net of accumulated depreciation	184,771	185,742	188,138
Goodwill	183,673	183,673	183,673
Company-owned life insurance	74,880	74,362	73,056
Other real estate owned ("OREO"), net of write-downs	37,452	25,080	33,632
Accrued interest receivable	31,974	34,994	33,628
Mortgage servicing rights, net of accumulated amortization and impairment reserve	11,555	11,909	13,191
Deferred tax asset, net	9,628	8,393	18,472
Core deposit intangibles, net of accumulated amortization	7,357	7,719	8,803
Other assets	68,177	69,845	81,927
Total assets	$7,325,527	$7,307,154	$7,500,970
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,271,709	$1,243,703	$1,063,869
Interest bearing	4,555,262	4,607,616	4,861,844
Total deposits	5,826,971	5,851,319	5,925,713
Securities sold under repurchase agreements	516,243	475,522	620,154
Accounts payable and accrued expenses	42,248	37,266	38,915
Accrued interest payable	8,123	8,786	13,178
Long-term debt	37,200	37,469	37,502
Other borrowed funds	7	5,122	4,991
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715
Total liabilities	6,554,507	6,539,199	6,764,168
Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	266,842	266,317	264,174
Retained earnings	435,144	427,556	413,253
Accumulated other comprehensive income, net	19,034	24,082	9,375
Total stockholders’ equity	771,020	767,955	736,802
Total liabilities and stockholders’ equity	$7,325,527	$7,307,154	$7,500,970

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Three Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Interest income:
Interest and fees on loans	$60,529	$61,372	$65,044
Interest and dividends on investment securities:
Taxable	10,023	10,721	9,665
Exempt from federal taxes	1,196	1,188	1,145
Interest on deposits in banks	256	200	360
Interest on federal funds sold	2	2	1
Total interest income	72,006	73,483	76,215
Interest expense:
Interest on deposits	6,854	7,905	11,202
Interest on securities sold under repurchase agreements	150	137	247
Interest on long-term debt	493	498	493
Interest on subordinated debentures held by subsidiary trusts	1,474	1,451	1,423
Total interest expense	8,971	9,991	13,365
Net interest income	63,035	63,492	62,850
Provision for loan losses	13,751	14,000	17,500
Net interest income after provision for loan losses	49,284	49,492	45,350
Non-interest income:
Other service charges, commissions and fees	8,062	8,479	7,421
Income from the origination and sale of loans	8,087	5,512	8,027
Service charges on deposit accounts	4,543	4,609	4,327
Wealth management revenues	3,177	3,202	3,083
Investment securities gains, net	1,488	38	62
Other income	1,640	1,285	2,591
Total non-interest income	26,997	23,125	25,511
Non-interest expense:
Salaries, wages and employee benefits	28,873	26,888	29,216
Occupancy, net	3,815	4,180	4,207
Furniture and equipment	3,195	3,018	3,326
Outsourced technology services	2,245	2,235	2,377
OREO expense, net of income	2,021	2,878	1,541
FDIC insurance premiums	1,607	1,631	2,584
Mortgage servicing rights amortization	940	807	1,146
Mortgage servicing rights impairment (recovery)	427	1,168	(2,999)
Core deposit intangibles amortization	361	362	432
Other expenses	12,737	11,874	12,993
Total non-interest expense	56,221	55,041	54,823
Income before income tax expense	20,060	17,576	16,038
Income tax expense	6,795	5,655	5,200
Net income	13,265	11,921	10,838
Preferred stock dividends	863	862	863
Net income available to common shareholders	$12,402	$11,059	$9,975

Basic earnings per common share	$0.29	$0.26	$0.23
Diluted earnings per common share	$0.29	$0.26	$0.23

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Twelve Months Ended December 31,
	2011	2010
Interest income:
Interest and fees on loans	$245,767	$266,472
Interest and dividends on investment securities:
Taxable	41,304	42,338
Exempt from federal taxes	4,749	4,621
Interest on deposits in banks	1,050	1,093
Interest on federal funds sold	13	22
Total interest income	292,883	314,546
Interest expense:
Interest on deposits	33,533	53,949
Interest on securities sold under repurchase agreements	695	879
Interest on other borrowed funds	—	3
Interest on long-term debt	1,975	2,433
Interest on subordinated debentures held by subsidiary trusts	5,828	5,843
Total interest expense	42,031	63,107
Net interest income	250,852	251,439
Provision for loan losses	58,151	66,900
Net interest income after provision for loan losses	192,701	184,539
Non-interest income:
Other service charges, commissions and fees	31,689	29,494
Income from the origination and sale of loans	21,153	22,868
Service charges on deposit accounts	17,647	18,181
Wealth management revenues	13,157	12,387
Investment securities gains, net	1,544	170
Other income	6,682	7,811
Total non-interest income	91,872	90,911
Non-interest expense:
Salaries, wages and employee benefits	111,352	112,667
Occupancy, net	16,223	16,251
Furniture and equipment	12,562	13,434
Outsourced technology services	8,933	9,477
OREO expense, net of income	8,652	7,670
FDIC insurance premiums	7,333	10,044
Mortgage servicing rights amortization	3,225	4,615
Mortgage servicing rights impairment (recovery)	1,275	(787)
Core deposit intangibles amortization	1,446	1,748
Other expenses	47,411	45,885
Total non-interest expense	218,412	221,004
Income before income tax expense	66,161	54,446
Income tax expense	21,615	17,090
Net income	44,546	37,356
Preferred stock dividends	3,422	3,422
Net income available to common shareholders	$41,124	$33,934

Basic earnings per common share	$0.96	$0.85
Diluted earnings per common share	$0.96	$0.85

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Three Months Ended
	December 31, 2011			September 30, 2011			December 31, 2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,236,228	$60,928	5.71%	$4,291,632	$61,801	5.71%	$4,402,141	$65,482	5.90%
Investment securities (2)	2,071,372	11,910	2.28	2,064,019	12,594	2.42	1,849,445	11,471	2.46
Interest bearing deposits in banks	401,654	256	0.25	311,768	200	0.25	562,277	360	0.25
Federal funds sold	973	2	0.82	1,858	2	0.43	1,208	1	0.33
Total interest earnings assets	6,710,227	73,096	4.32	6,669,277	74,597	4.44	6,815,071	77,314	4.50
Non-earning assets	618,712			615,472			636,062
Total assets	$7,328,939			$7,284,749			$7,451,133
Interest bearing liabilities:
Demand deposits	$1,300,105	$601	0.18%	$1,265,339	$775	0.24%	$1,183,446	$878	0.29%
Savings deposits	1,689,109	1,217	0.29	1,712,739	1,478	0.34	1,677,125	2,092	0.49
Time deposits	1,598,361	5,036	1.25	1,699,633	5,652	1.32	1,992,179	8,232	1.64
Repurchase agreements	487,734	150	0.12	477,612	137	0.11	535,543	247	0.18
Other borrowed funds	5,589	—	—	5,584	—	—	5,833	—	—
Long-term debt	37,315	493	5.24	37,473	498	5.27	37,506	493	5.21
Subordinated debentures held by subsidiary trusts	123,715	1,474	4.73	123,715	1,451	4.65	123,715	1,423	4.56
Total interest bearing liabilities	5,241,928	8,971	0.68	5,322,095	9,991	0.74	5,555,347	13,365	0.95
Non-interest bearing deposits	1,269,423			1,153,800			1,095,947
Other non-interest bearing liabilities	47,956			47,412			53,094
Stockholders’ equity	769,632			761,442			746,745
Total liabilities and stockholders’ equity	$7,328,939			$7,284,749			$7,451,133
Net FTE interest income		$64,125			$64,606			$63,949
Less FTE adjustments (2)		(1,090)			(1,114)			(1,099)
Net interest income from consolidated statements of income		$63,035			$63,492			$62,850
Interest rate spread			3.64%			3.70%			3.55%
Net FTE interest margin (3)			3.79%			3.84%			3.72%
Cost of funds, including non-interest bearing demand deposits (4)			0.55%			0.61%			0.80%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Year Ended December 31,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,275,128	$247,492	5.79%	$4,482,219	$268,279	5.99%
Investment securities (2)	2,026,192	48,795	2.41	1,663,211	49,626	2.98
Interest bearing deposits in banks	414,375	1,050	0.25	429,657	1,093	0.25
Federal funds sold	2,231	13	0.58	6,238	22	0.35
Total interest earnings assets	6,717,926	297,350	4.43	6,581,325	319,020	4.85
Non-earning assets	618,454			665,012
Total assets	$7,336,380			$7,246,337
Interest bearing liabilities:
Demand deposits	$1,269,676	$3,057	0.24%	$1,135,208	$3,430	0.30%
Savings deposits	1,714,294	6,448	0.38	1,530,844	8,934	0.58
Time deposits	1,737,401	24,028	1.38	2,143,899	41,585	1.94
Repurchase agreements	500,882	695	0.14	480,276	879	0.18
Other borrowed funds	5,582	—	—	5,779	3	0.05
Long-term debt	37,442	1,975	5.27	46,024	2,433	5.29
Subordinated debentures held by subsidiary trusts	123,715	5,828	4.71	123,715	5,843	4.72
Total interest bearing liabilities	5,388,992	42,031	0.78	5,465,745	63,107	1.15
Non-interest bearing deposits	1,146,535			1,021,409
Other non-interest bearing liabilities	48,532			58,778
Stockholders’ equity	752,321			700,405
Total liabilities and stockholders’ equity	$7,336,380			$7,246,337
Net FTE interest income		$255,319			$255,913
Less FTE adjustments (2)		(4,467)			(4,474)
Net interest income from consolidated statements of income		$250,852			$251,439
Interest rate spread			3.65%			3.70%
Net FTE interest margin (3)			3.80%			3.89%
Cost of funds, including non-interest bearing demand deposits (4)			0.64%			0.97%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders' equity to tangible assets; (iv) net tangible common stockholders' equity to tangible assets; and (v) tangible assets.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders' equity divided by shares of common stock outstanding. The Company's goodwill as of December 31, 2011 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets.

For purposes of computing net tangible common stockholders' equity to tangible assets, net tangible common stockholders' equity equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders' equity to tangible assets is calculated as net tangible common stockholders' equity divided by tangible assets.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES
(Unaudited; $ in thousands except share and per share data)

	December 31, 2011	September 30, 2011	December 31, 2010
Total stockholders’ equity (GAAP)	771,020	767,955	736,802
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,065	191,428	192,518
Less preferred stock	50,000	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	$529,955	$526,527	$494,284
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499
Net tangible common stockholders’ equity (Non-GAAP)	$590,454	$587,026	$554,783
Common shares outstanding	42,984,174	42,979,732	42,800,694
Book value per common share	$16.77	$16.70	$16.05
Tangible book value per common share	$12.33	$12.25	$11.55
Net tangible book value per common share	$13.74	$13.66	$12.96
Total assets (GAAP)	$7,325,527	$7,307,154	$7,500,970
Less goodwill and other intangible assets (excluding mortgage servicing rights)	191,065	191,428	192,518
Tangible assets (Non-GAAP)	$7,134,462	$7,115,726	$7,308,452
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.43%	7.40%	6.76%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.28%	8.25%	7.59%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com